Exhibit 10.1

Glowturn Pty Limited ACN 050 288 018

C/- PKF, Suite 301, Level 3, 302-318 Kingsway Caringbah NSW 2229

9 August 2011

The Directors

Bleach Pty Limited ACN 095 987 214

Dear Sirs

Secured Loan Facility

We are pleased, following recent discussions, to offer you a secured loan facility of the maximum principal amount of $2,200,000.00.

This offer is made upon and subject to the provisions of the loan provisions attachment to this letter, including the charge security schedule specified in that attachment.

Acceptance of this offer by you shall create the Agreement made between you as the Borrower and us as the Lender, as referred to in the loan provisions attachment.

Please confirm your acceptance of this offer, incorporating the loan provisions attachment, by return to us of the enclosed copy duly signed on behalf of your company.

Yours faithfully

Glowturn Pty Limited ACN 050 288 018

per:

/s/ Peter Byers
Peter Byers, Director

/s/ Mark Frederic Byers
Mark Frederic Byers, Director

Enclosure: Loan Provisions Attachment

Acceptance:

Accepted by Bleach Pty Limited ACN 095 987 214 (Borrower)

per:

/s/ Chin Tat (Joe) Lam
Chin Tat (Joe) Lam, Director

/s/ Mark Frederic Byers
Mark Frederic Byers, Director

Date:

ATTACHMENT

LOAN PROVISIONS

1.                                                             INTERPRETATION

1.1                                                       Special Definitions

Meanings shall apply to capitalised terms used in this Agreement as specified in this provision, unless the context otherwise requires.

Charged Property means the present and/or future assets of the Borrower or other person subject to any Security Agreement conferring a security interest to or in favour of the Lender by way of security for the Secured Moneys;

Collateral Party means any person liable to the Lender for payment of the Secured Moneys, whether as principal or surety, and whether alone, severally, jointly or jointly and severally;

Collateral Security means any present or future agreement or document created in favour of the Lender by any Security Party or other person, whether alone, severally, jointly or jointly and severally, by way of further assurance or intended to be primary or collateral security for payment of the Secured Moneys;

Commitment means the amount of A$2,200,000.00 (of which $1,350,000.00 has already been advanced as at the date of this Agreement), as reduced or cancelled under this Agreement, allocated as follows;

Amount	Allocation	Already advanced
$950,000.00	Interest Bearing Amount	Yes

$400,000.00	Interest Free Amount	Yes

$850,000.00	Further Advance Amount	No

Commitment Period means the period commencing on the date of this Agreement and terminating on the date being five (5) business days from the date of this Agreement;

Continuing Default at any time, means any Default Event that is continuing or subsisting or has not been rectified by the Borrower or waived by the Lender, or where the Borrower is not in full compliance with any provision of any waiver, as at that time;

Corporations Act means the Corporations Act 2001 (Cth);

Default Event means the occurrence, without the prior written consent of the Lender, of any default event specified in the default provision, whether or not within the power or control of any Security Party;

Drawdown Date means the date on which the advance of any Loan is, or is to be, drawn or requested under the drawdown provision;

Drawdown Notice means a written notice by the Borrower to the Lender requesting the borrowing of a Loan under the drawdown provision;

Interest Payment Date means the last day of an Interest Period;

Interest Period in relation to any Loan, means each period of one months ending on the last day of each month in any year, except that:

(a)                                                         the initial Interest Period, shall commence on the date on which that Loan is drawn and end on the next ensuing date in any previously specified month; and

(b)                                                         an Interest Period shall end on the Repayment Date, if that period would otherwise end subsequent to that date;

Loan as at any time, means the principal amount of each loan advance to be drawn under this Agreement and, if drawn, being outstanding at that time;

Permitted Security means:

(a)                                                         any Collateral Security;

(b)                                                         any security interest arising in favour of any governmental agency by operation of legislation, where there is no default in payment of any moneys or performance of any liability due to that governmental agency or where payment is disputed in good faith and in the decision of the Lender on reasonable and substantial grounds;

(c)                                                          any possessory lien arising by operation of law in the ordinary course of business activity, where there is no default in payment of any moneys or performance of any liability due to the lien creditor; or

(d)                                                         any other mortgage, charge or other security interest specified under the caption prior ranking security in the charge security schedule;

Repayment Date means the date specified by the Lender in any written notice of demand for repayment of any outstanding Loan by the Lender to the Borrower from time to time and in any event no later that 31 December 2011;

Secured Moneys means all Loans, interest and other moneys and liabilities due and/or payable from or by the Borrower to the Lender, including:

(a)                                                         under or in relation to or in connection with this Agreement or any other agreement created at any time between the Borrower and the Lender;

(b)                                                         by way of principal, interest, cost, indemnity, tax, damages or monetary judicial order under, in relation to, in connection with or as a result of any breach of or default under this Agreement or that other agreement;

Security Agreement means:

(a)                                                         this Agreement;

(b)                                                         any Specified Charge; and

(c)                                                          any Collateral Security;

Security Party means:

(a)                                                         the Borrower;

(b)                                                         any Specified Chargor; and

(c)                                                          any Collateral Party,

and each of them separately and all of them collectively;

Specified Charge means any security interest specified under the caption specified charges in the charge security schedule to be created by a Specified Chargor to or in favour of the Lender;

Specified Chargor means any person specified under the caption specified chargors in the charge security schedule;

Specified Interest Rate means the rate of two (2) per centum per month;

Specified Limit means $1.00;

Specified Security Document means:

(a)                                                         this Agreement; and

(b)                                                         any Specified Charge; and

Specified Security Party means:

(a)                                                         the Borrower; and

(b)                                                         any Specified Chargor.

1.2                                                       Interpretational Rules

Rules of interpretation shall apply to this Agreement as specified in this provision, unless the context otherwise requires:

(a)                                                         (headings): headings and subheadings are for convenience only and shall not affect interpretation, except for specified cross-references;

(b)                                                         (plurality): words denoting the singular number include the plural, and the converse also applies;

(c)                                                          (gender): words denoting any gender include all genders;

(d)                                                         (parties): any reference to a party to any agreement or document includes its successors and permitted assigns and substitutes by way of assignment or novation;

(e)                                                          (amendments): any reference to any agreement or document includes that agreement or document as amended at any time;

(f)                                                           (provisions): any reference to a provision is a reference to a clause of, or schedule, annexure, exhibit or attachment to, this Agreement including each subclause, paragraph and subparagraph of that provision;

(g)                                                          (cross-references): any reference to a provision described, prefaced or qualified by the name, heading or caption of a provision of this Agreement means a cross-reference to that provision;

(h)                                                         (time): the expression at any time includes reference to past, present and future time and the performance of any action from time to time and any liability at all times during any specified period; and

(i)                                                             (business days): the expression business day means any day on which trading banks generally are open for business in the place of receipt of any written notice, payment of any moneys or performance of any liability by any party, excluding a Saturday, Sunday or public holiday in that place.

2.                                                              LOAN COMMITMENT

The Lender shall make Loans drawn by the Borrower during the Commitment Period of an aggregate principal amount not at any time exceeding the Commitment:

(a)                                                         (conditions): upon and subject to the provisions of this Agreement;

(b)                                                         (representations): in reliance upon the representations made in the representations provision; and

(c)                                                          (security): in reliance upon the Security Agreements.

3.                                                    PURPOSE

The Borrower shall apply the proceeds of all Loans for the sole purpose of working capital, other proper general corporate purposes and/or general investment purposes.

4.                                                    DRAWDOWN

4.1                                             Drawdown Notice

The Borrower shall request a Loan by the Lender under the Facility by giving a Drawdown Notice to the Lender to be received not later than 11 a.m. (Sydney time) two (2) business days, or any shorter period agreed by the Lender, prior to the proposed Drawdown Date for that Loan.

4.2                                             Notice Requirements

Each Drawdown Notice shall:

(a)                                                         (signature): be signed by an authorised officer on behalf of the Borrower;

(b)                                                         (irrevocability): be effective on receipt by the Lender and when given shall be irrevocable;

(c)                                                          (drawdown date): specify the Drawdown Date, which shall be a business day; and

(d)                                                         (principal amount): specify in Australian dollars the principal amount of each Loan to be drawn.

5.                                                              INTEREST

(a)                                                         (Liability): The Borrower shall pay interest on outstanding Loans in compliance with this provision.

(b)                                                         (Rate): The rate of interest applicable to any Loan in relation to any Interest Period shall be as follows:

(i)                                                             in relation to the Interest Bearing Amount: the ANZ Banking Group Limited standard variable housing loan interest rate from time to time (being 7.80% per annum as at 8 August 2011);

(ii)                                                          in relation to the Interest Free Amount: 0.00%; and

(iii)                                                       in relation to the Further Advance Amount: the Specified Interest Rate.

(c)                                                          (Accrual): Interest shall accrue on the outstanding principal amount of a Loan from day to day and for the actual number of days elapsed and shall be computed on the basis of a year of 365 days.

(d)                                                         (Payment - interest): The Borrower shall pay all accrued interest in arrears:

(i)                                                             on each Interest Payment Date relative to any outstanding Loan; and

(ii)                                                          on the date of repayment or prepayment of any Loan and on the applicable part of any Loan, in the event of partial repayment or prepayment.

(e)                                                          (Payment — interest premium): In consideration of the Lender entering into this Agreement, the Borrower agrees that, on each day that the Borrower pays all accrued interest under clause 5.4(d), the Borrower shall also pay the Lender a non refundable monthly fee of $4,000.00.

6.                                                           REPAYMENT AND CONVERSION

6.1                                                       Bullet Repayment

Subject to clause 6.2, the Borrower shall repay to the Lender in full the principal amount of each outstanding Loan on the Repayment Date, together with all accrued interest and other moneys due to the Lender under this Agreement.

6.2                                                       Equity Conversion

(a)                                                         The Lender may, at its discretion any time prior to the Repayment Date, notify the Borrower in writing that, in lieu of repayment of the Further Advance Amount, it wishes for the Further Advance Amount to be converted into certain shares in the Borrower on the Repayment Date, to be issued in favour of the Lender or the Lender’s nominee (Conversion Notice)..

(b)                                                         The Lender and the Borrower agree that the Further Advance Amount (but not any interest related to the Further Advance Amount) will convert into a number of ordinary fully paid shares in the capital of the Borrower following the service on the Borrower of the Conversion Notice. The number of these ordinary fully paid shares will be calculated in accordance with the formula below.

Number of ordinary fully paid shares = [(Further Advance Amount / 12500000) x 100] (rounded up to the nearest whole integer).

For the avoidance of doubt, such ordinary shares will be issued on a fully paid basis in the name of the Lender or the Lender’s nominee stated in the Conversion Notice.

(c)                                                          The Borrower must promptly do all things necessary to give effect to clause 6.2(b), including without limitation issuing the Lender or the Lender’s nominee with a share certificates for the relevant number of ordinary shares and updating the records of the Borrower, both with ASIC and the Borrower’s own records, to reflect the shareholding of the Lender or the Lender’s nominee.

7.                                                              PREPAYMENT

(a)                                                         (Prepayment notice): The Borrower may only prepay all or any part of any outstanding Loan in the following circumstances:

(i)                                                             following prior notice to the Lender of not less than five (5) business days; and

(ii)                                                          provided that the Lender has not given the Borrower written notification that the Lender wishes to convert the Secured Moneys into ordinary shares in the Borrower in accordance with clause 6.2 of this Agreement.

(b)                                                         (Irrevocability): A prepayment notice shall be irrevocable and the Borrower shall prepay in compliance with that notice.

(c)                                                          (Accrued interest): Prepayment of a Loan shall be made together with all accrued interest but without premium or penalty, subject to the funding breakage provision.

(d)                                                         (Revolving credit exclusion): Any amount prepaid under this provision, whether prior or subsequent to the date of expiry of the Commitment Period, shall not be redrawn under this Agreement.

(e)                                                          (Commitment reduction): The Commitment shall in the event of:

(i)                                                             partial prepayment of an outstanding Loan, be reduced by the amount prepaid; and

(ii)                                                          full prepayment of all outstanding Loans, be reduced to zero.

8.                                                              PAYMENTS

8.1                                                       Payment Manner

The Borrower shall make any payment to the Lender required under this Agreement in dollars, or any other currency if expressly specified in this Agreement, not later than 11 a.m. (Sydney time) on the due date for payment by bank cheque or in other immediately available funds to the account or place notified at any time by the Lender to the Borrower.

8.2                                                       Payment Dates

Any payment by the Borrower required under this Agreement falling due on a day which is not a business day shall be made on the immediately following business day in the same calendar month or, if none, on the immediately preceding business day with appropriate adjustment for interest.

8.3                                                       Set-off Exclusion

The Borrower shall make any payment required under this Agreement without any set-off, whether on account of taxes or otherwise, except for any tax deduction or withholding compelled by law.

8.4                                                       Tax Indemnity

The Borrower shall indemnify the Lender upon demand for any tax deduction required or made from any payment due under this Agreement.

9.                                                              CONDITIONS PRECEDENT

9.1                                                       Initial Drawdown

The right of the Borrower to deliver a Drawdown Notice, and any liability of the Lender, under this Agreement is subject to the condition precedent that the Lender has received, in a form and substance satisfactory to the Lender, each item specified in this provision:

(a)                                                         (constitution documents): a copy of the constitution documents of each corporate Specified Security Party certified as at a date not more than ten days prior to the initial Drawdown Date;

(b)                                                         (corporate consents): a certified copy of each corporate consent of each corporate Specified Security Party for each Specified Security Document created by that Specified Security Party, being necessary or desirable for the execution, performance, validity, enforceability or priority effectiveness of that Specified Security Document;

(c)                                                          (general consents): a certified copy of any governmental consent or contractual consent for any Specified Security Document, being necessary or desirable for the execution, performance, validity, enforceability or priority effectiveness of that Specified Security Document;

(d)                                                         (security documents): a duly executed counterpart copy of each Specified Security Document;

(e)                                                          (security stamping): evidence that proper arrangements have been made, with the prior consent of the Lender, for due payment or prompt refund of stamp duty relative to each Specified Security Document;

(f)                                                           (security registration): evidence that:

(i)                                                             each registrable Specified Security Document is in registrable form as prescribed by, as applicable, the Corporations Act, the Real Property Act 1900 (NSW) and/or any other relevant legislation, without likelihood of any governmental requisition following lodgment of that Specified Security Document for registration; and

(ii)                                                          proper arrangements have been made, with the prior consent of the Lender, for the prompt registration of each Specified Security Document under the applicable legislation without any impediment to the Lender obtaining the priority intended by the Specified Security Document, including satisfactory update searches and results of and replies to requisitions and inquiries;

(g)                                                          (security insurances): evidence that each Specified Security Party has performed any current liability in relation to insurances in compliance with any Specified Security Document; .

(h)                                                         (advice compliance documents): each duly executed document relating to the receipt of independent legal and financial advice specified in the charge security schedule.

9.2                                                       Drawdown Dates

The liability of the Lender to advance any Loan on a Drawdown Date is subject to each additional condition precedent that:

(a)                                                    (representations): the representations made by the Borrower in the representations provision are accurate on and as at that Drawdown Date as if made at that date in relation to the facts then subsisting, except where previously disclosed to and waived by the Lender; and

(b)                                                    (default events): there is no Continuing Default as at that Drawdown Date and no Default Event will result from or occur at the time of the advance of that Loan Drawdown.

10.                                                       REPRESENTATIONS

The Borrower represents to the Lender that at any time during the continuance of this Agreement:

(a)                                                         (corporate status): each corporate Security Party is a corporation duly incorporated and validly existing under the law of the country or jurisdiction of its incorporation or registration;

(b)                                                         (corporate powers): each corporate Security Party has full corporate power to own its assets and create and perform any liability under, and perform any business activity as contemplated by, any Security Agreement created by that Security Party;

(c)                                                          (corporate consents): each corporate Security Party has procured any corporate consent for the execution and performance of each Security Agreement created by that Security Party in compliance with its provisions;

(d)                                                         (general consents): each Security Party has procured, and delivered to the Lender, a certified copy of any governmental consent or contractual consent for the execution and performance of, or action to be performed in connection with, any Security Agreement created by that Security Party;

(e)                                                          (document validity): each Security Agreement created by any Security Party has been executed in compliance with its constitution documents (if applicable) and constitutes an unconditional, valid and enforceable legal liability of that Security Party in compliance with its provisions;

(f)                                                           (information): all facts and information specified in any letter, memorandum, report or other document given to the Lender at any time by or on behalf of any Security Party in connection with that Security Party or any Security Agreement are true, accurate complete and up-to-date in all respects;

(g)                                                          (beneficial ownership): each Security Party holds the full, absolute and entire legal and beneficial right, title and interest in all its assets and Charged Property, except where that Security Party is trustee of any trust which has been expressly disclosed in the provisions of any Security Agreement executed by that Security Party or by written notice to the Lender prior to its execution by that Security Party; and

(h)                                                         (security interest): each Security Party holds all its assets and Charged Property free and clear of any mortgage, charge or other security interest, whether ranking in priority to, equally with or subsequent to any Security Agreement created by that Security Party, or any other adverse right or interest of any third party, except:

(i)                                                             any Permitted Security;

(ii)                                                          as notified to the Lender prior to execution of that Security Agreement by that Security Party; or

(iii)                                                       in relation to real property, any adverse encumbrance or interest, excluding a security interest, specified in any public register prior to the date of that Security Agreement.

11.                                                       POSITIVE UNDERTAKINGS

The Borrower shall at any time during the continuance of this Agreement:

(a)                                                         (corporate existence): perform any action necessary to maintain the corporate existence of the Borrower in good standing;

(b)                                                         (business practice): perform any business activity of the Borrower in a proper and efficient manner;

(c)                                                          (accounting records): keep financial records as required by the Corporations Act or as directed by the Lender;

(d)                                                         (lender notification): promptly notify the Lender upon a receipt of actual notice by the Borrower of:

(i)                                                             any Default Event;

(ii)                                                          any legal action in which the Borrower is engaged involving a claim in excess of the Specified Limit or its equivalent in any foreign currency or with any governmental agency which if adversely decided against the Borrower would have a material adverse effect; and

(iii)                                                       any fact, or series of facts, which may affect the ability of the Borrower to perform its liability under any Security Agreement or materially affect or change the financial condition of the Borrower or the value of any Charged Property; and

(e)                                                          (assistance): for any purpose relating to any Security Agreement, perform any action within the power and control of the Borrower to provide any necessary document, information and assistance to the Lender.

12.                                                       NEGATIVE UNDERTAKINGS

The Borrower shall not at any time during the continuance of this Agreement, without the prior written consent of the Lender:

(a)                                                         (disposals): transfer any assets of the Borrower, except for transfer of assets of the Borrower in the usual course of daily business activity;

(b)                                                         (security interests): create any mortgage, charge or other security interest affecting or relating to any asset of the Borrower, whether ranking in priority to, pari passu with or subsequent to any Security Agreement created by that Security Party, except for any Permitted Security;

(c)                                                          (financial indebtedness): create any liability by way of financial indebtedness, including any liability in relation to:

(i)                                                             moneys borrowed or raised;

(ii)                                                          any financial accommodation of any nature or description, including liability under or in relation to any bill of exchange or acceptance credit, guarantee, convertible note or redeemable share, or discounting, factoring or hire purchase agreement or finance or capital lease;

(iii)                                                       any deferred purchase price for a period exceeding 90 days of any asset or service or any liability to deliver goods or provide services paid for in advance by any financing party;

(iv)                                                      any financial, gold or currency exchange agreement of any nature or description, including any currency, principal or interest rate swap or futures agreement or hedging transaction; or

(v)                                                         any financing transaction of any nature or description, except:

(vi)                                                      any liability for payment of goods and services incurred in the ordinary course of business;

(vii)                                                   under any Security Agreement;

(d)                                                         (financial support): create any agreement or perform any action to provide any financial support to any person, including:

(i)                                                             advancing credit, creating any agreement or performing any action to, with or at the request of that person under or as a result of which that person incurs financial indebtedness within any previous meaning specified in this provision;

(ii)                                                          subscription or purchase of any share or other marketable security, including any debenture, stock, bond or promissory note, in, or created or issued by, that person;

(iii)                                                       making any payment as, or in the nature of, any dividend to that person;

(iv)                                                      release of any liability or obligation of that person;

(v)                                                         payment, or creating any agreement for the payment, of any management or consultancy fees or remuneration or other fees or remuneration of a similar nature; and

(vi)                                                      provision of any other financial subvention, contribution or assistance of any nature to that person.

13.                                                       DEFAULT

13.1                                                Default Events

Specified default events for the purposes of this Agreement shall comprise:

(a)                                                         (payment default): failure by any Security Party to pay any moneys on the due date and in the manner and currency specified in any Security Agreement;

(b)                                                         (performance default): failure by any Security Party to perform any liability under any Security Agreement, excluding payment default, and, in relation to any rectifiable failure in the decision of the Lender, within 14 days following notice by the Lender requiring rectification;

(c)                                                          (misrepresentation): non-compliance by any Security Party with or the fact of inaccuracy of any representation made or deemed to be made or repeated by that Security Party in any Security Agreement, or in any document delivered to the Lender under or in connection with any Security Agreement, which has a material adverse effect;

(d)                                                         (security enforcement): the enforceability of any mortgage, charge or other security interest over any asset of any Security Party securing payment for any amount exceeding the Specified Limit subsequent to the occurrence of any breach of or default under that security interest;

(e)                                                          (receivership): the appointment of any receiver over, or possession taken by any secured party under any mortgage, charge or other security interest of, any asset of any Security Party;

(f)                                                           (insolvency): cessation of payment generally by any Security Party, in the reasonable decision of the Lender, or the inability of that Security Party to pay all its debts as and when they become due and payable;

(g)                                                          (administration): the appointment of any administrator of any Security Party;

(h)                                                         (liquidation): any legal action, not being in the decision of the Lender a disputed action, being commenced in any court of competent jurisdiction, judicial order made or resolution passed for the liquidation, winding up or bankruptcy of any Security Party; or

(i)                                                             (debt arrangement): the creation by any Security Party of any debt arrangement with its creditors generally or any class of creditors, including any compromise, composition, moratorium, scheme of arrangement or reconstruction, suspension of any payment or right, restriction on any right or enforcement of any right, property transfer for the benefit of creditors, management, administration, voluntary administration, company arrangement or deed of company arrangement.

13.2                                                Default Declaration

The Lender may at any time during any Continuing Default:

(a)                                                         (debt acceleration): declare the Secured Moneys to be immediately due and payable, when the Secured Moneys shall become immediately due and payable; and/or

(b)                                                         (commitment cancellation): cancel the Commitment and terminate any liability of the Lender under this Agreement; and/or

(c)                                                          (security enforcement): enforce any Security Agreement.

14.                                                       INDEMNITY

14.1                                                General

The Borrower shall at any time indemnify the Lender upon demand against any loss, cost, charge, expense, disbursement, fee, commission, tax, duty or other payment incurred by the Lender resulting directly or indirectly from any default in payment of any amount due by any Security Party under any Security Agreement, including any principal, interest or cost, or any other Default Event.

14.2                                                Funding Breakage

The Borrower shall at any time indemnify the Lender upon demand against any loss resulting directly or indirectly from:

(a)                                                         (funding failure): a Loan requested in a Drawdown Notice not being drawn, or an outstanding Loan not being continued by the Borrower or advanced by the Lender, for any reason, including any failure by the Borrower to perform any condition precedent or any provision of this Agreement, whether relating to Drawdown Notices or otherwise, but excluding any default by the Lender; or

(b)                                                         (prepayment): any prepayment or repayment by the Borrower to the Lender on account of principal due in relation to any Loan or outstanding Loan being made or received on a day prior to the last day of an Interest Period or the Repayment Date for any reason, including prepayment or repayment of the full amount of any outstanding Loan, whether in compliance with the provisions of this Agreement or otherwise, but excluding any default by the Lender.

14.3                                                Break Costs

The indemnity in the funding breakage provision shall apply in relation to the amount decided by the Lender as being necessary to compensate the Lender for any loss, premium, penalty or loss of margin incurred by the Lender for any reason or in any circumstance, including:

(a)                                                         (contracted funds): funds borrowed or contracted by the Lender in order to fund the Commitment or any Loan;

(b)                                                         (liquidated deposits): the payment, liquidation or re-employment of deposits or other funds acquired, contracted for or utilised by the Lender to fund the Commitment or any Loan; or

(c)                                                          (proceeds reinvestment): the reinvestment or re-employment of the proceeds of any payment.

15.                                                       COSTS

The Borrower shall indemnify the Lender upon demand against any cost, charge, expense, disbursement, fee, commission, tax, duty or other payment incurred by the Lender at any time in connection with:

(a)                                                         (secured moneys): the Secured Moneys or any Security Agreement;

(b)                                                         (security agreements): the preparation, negotiation, execution, performance or termination of, any amendment to or any consent, claim, demand or waiver given or made under, any Security Agreement;

(c)                                                          (rectification): any rectification of any breach or default by any Security Party of or under any Security Agreement;

(d)                                                         (security rights): any exercise or enforcement of any right conferred on the Lender under any Security Agreement or by law;

(e)                                                          (security protection): any protection of any Security Agreement and/or any Charged Property or legal right, title or interest of any Security Party or the Lender;

(f)                                                           (insurances): any insurance relating to any Charged Property; and/or

(g)                                                          (agents): the engagement of any agent under any provision of any Security Agreement or in relation to any matter of concern to the Lender in connection with any Security Agreement or Charged Property.

16.                                                       STAMP DUTIES

The Borrower shall promptly within the initial applicable period prescribed by law and in any event indemnify the Lender upon demand in relation to any stamp or other duty payable in connection with:

(a)                                                         (security agreements): the execution, performance, variation, exercise or enforcement of any Security Agreement, or any right of the Lender under any Security Agreement;

(b)                                                         (credit increases): the extension of further, additional or increased loan or other credit accommodation by the Lender to any Security Party at any time under or secured by, or agreement by any Security Party and the Lender to increase the amount secured by, any Security Agreement; or

(c)                                                          (payments): the receipt or payment of any moneys under any Security Agreement, or under any transaction contemplated by any Security Agreement, including moneys paid by the Lender by way of refund to any third party.

17.                                                       ASSIGNMENT

The Borrower shall not transfer any right or liability under any Security Agreement, without the prior written consent of the Lender.

18.                                                       NOTICES

18.1                                                Form

Any notice to or by a party under this Agreement shall be in writing and signed by the sender or, if a corporate party, an authorised officer of the sender, including any director, secretary or person notified in that capacity by that corporate party, or under the seal or any power of attorney conferred by the sender.

18.2                                                Service Method

Any notice may be served by delivery in person or by post or transmission by facsimile to the address or number of the recipient and shall be effective for the purposes of this Agreement upon delivery to the recipient or production to the sender of a facsimile transmittal confirmation report.

19.                                                       GOVERNING LAW

This Agreement shall be governed by and construed under the law in the State of New South Wales.

20.                                                       GENERAL PROVISION

20.1                                                Continuing Performance

(a)                                                         (Representation): Any representation in this Agreement shall survive the execution of and advance of credit under any Security Agreement and shall continue until final termination of that Security Agreement by the Lender.

(b)                                                         (Indemnity): Any indemnity agreed by the Borrower under this Agreement shall:

(i)                                                             constitute a liability of the Borrower separate and independent from any other liability under any other agreement;

(ii)                   survive the payment of the Secured Moneys or the termination of any Security Agreement; and

(iii)                  continue until final termination of all Security Agreements by the Lender.

20.2                                                Waivers

Any failure or delay by the Lender to exercise any right under this Agreement or any other Security Agreement shall not operate as a waiver and the single or partial exercise of any right by the Lender shall not preclude any other or further exercise of that or any other right by the Lender.

20.3                                                Remedies

The rights of the Lender under this Agreement are cumulative and not exclusive of any rights provided by law.

20.4                                                Severability

Any provision of this Agreement which is invalid in any jurisdiction shall be invalid in that jurisdiction to that extent, without invalidating or affecting the remaining provisions of this Agreement or the validity of that provision in any other jurisdiction.

20.5                                                Moratorium Legislation

The provisions of legislation at any time operating directly or indirectly to lessen or otherwise vary or affect in favour of the Borrower any liability under this Agreement or delay or otherwise prevent or have a prejudicial effect on the exercise by the Lender of any right are negatived and excluded from this Agreement, to the fullest extent permitted by law.

SCHEDULE

CHARGE SECURITY

Part A

Specified Chargors

The Borrower (Bleach Pty Limited)

Part B

Specified Charges

A fixed and floating charge granted by the Borrower over all of its assets and undertaking

Part C

Advice Compliance Documents

Nil applicable

Part D

Prior Ranking Security

Fixed and floating charge number 1543047 dated 1 October 2007 over the Specified Chargor in favour of National Australia Bank Limited

Fixed charge number 2009191 dated 30 June 2010 over the Specified Chargor in favour of Toyota Finance Australia Limited

Fixed charge number 2014253 dated 26 June 2010 over the Specified Chargor in favour of Toyota Finance Australia Limited